EXHIBIT 21.1

SIGNIFICANT SUBSIDIARIES

Name	Location	Doing business as

Crescent Lighting, Ltd	Thatcham, Berkshire, UK	Crescent Lighting
Lichtberatung Mann Gmbh	Berching, Germany	LBM